Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NovaGold Resources Inc. of our report dated January 22, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of NovaGold Resources Inc., included in NovaGold Resources Inc.’s Annual Report on Form 10-K for the year ended November 30, 2019.

Chartered Professional Accountants

/s/ PricewaterhouseCoopers LLP

Vancouver, British Columbia

July 9, 2020